  Filed pursuant to Rule 424(b)(5)
  SEC File No. 333-160922

  Prospectus Supplement
  (to Prospectus dated August 13, 2009)

  21,126,761 Units

  Common Stock

  Warrants

We are offering 21,126,761 units, consisting of an aggregate of 21,126,761 shares of our common stock and warrants to purchase an additional 8,450,704 shares of common stock. Each unit consists of one share of common stock and a warrant to purchase 0.40 of a share of common stock at an exercise price of $1.78 per share of common stock. The common stock and warrants are immediately separable and will be issued separately.

Our common stock is quoted on the Nasdaq Global Market under the symbol "AVII." The last reported sale price of our common stock on August 19, 2009 was $1.78 per share. There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Investing in our common stock and warrants involve a high degree of risk. Please read "Risk Factors" beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER UNIT	TOTAL
Public Offering Price	$1.420	$30,000,000
Underwriting Discounts and Commissions	$0.078	$1,650,000
Proceeds to AVI BioPharma (Before Expenses)	$1.342	$28,350,000

Delivery of the shares of common stock and warrants to purchase common stock is expected to be made on or about August 25, 2009. The Company has granted the underwriters an option for a period of 30 days to purchase, on the same terms and conditions set forth above, up to an additional 3,169,014 units, consisting of an aggregate of 3,169,014 shares of our common stock and warrants to purchase 1,267,606 shares of common stock, to cover overallotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,897,500 and the total proceeds to us, before expenses, will be $32,602,500.

Sole Book-Running Manager

Jefferies & Company

JMP Securities

Prospectus supplement dated August 20, 2009.

Prospectus Supplement

About This Prospectus Supplement

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to "AVI BioPharma," "AVI," "we," "us," "our," or similar references mean AVI BioPharma, Inc.

This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this process, we are offering to sell our common stock and warrants using this prospectus supplement and the accompanying prospectus. The prospectus supplement describes the specific terms of this offering of common stock and warrants. The accompanying prospectus gives more general information, some of which may not apply to this offering. This prospectus incorporates by reference important information. You should read both this prospectus supplement and the accompanying prospectus in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information" before deciding to invest in our common stock or warrants. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free-writing prospectus. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement, the accompanying prospectus or any free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date of such document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

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Prospectus Supplement Summary

This summary contains basic information about us and this offering. Because it is a summary, it may not contain all of the information that you should consider before investing in our common stock and warrants. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the risk factors, the financial statements and the notes to those financial statements contained in those documents.

AVI BioPharma is a biopharmaceutical company specializing in the discovery and development of novel, RNA-based drugs targeting a range of diseases. References in this prospectus to "AVI," the "Company," we," "us" and "our" are to AVI BioPharma, Inc., an Oregon corporation.

As one of the emerging leaders in the fast growing field of RNA therapeutics, AVI has developed and optimized derivatives of its proprietary antisense chemistry (phosphorodiamidate morpholino oligomers or PMOs) that can be designed to target disease mechanisms through distinct mechanisms of action. Unlike other RNA therapeutic approaches, AVI's antisense technology has been used to directly target both messenger RNA (mRNA) and precursor messenger RNA (pre-mRNA) allowing for both down- and up-regulation of targeted genes or proteins. We believe that these broad capabilities give the Company a unique RNA-based technology platform and strong intellectual property position, both of which are the result of advances across several areas of science, including over 20 years of research and development work in chemistry and the Human Genome Project. Our patent estate includes 213 patents (foreign and domestic) issued to or licensed by us and 185 pending patent applications (domestic and foreign).

AVI is leveraging its discovery and development capabilities to build a pipeline of RNA-based therapeutic candidates to develop in collaboration with larger pharmaceutical and biotechnology partners. Current applications of AVI's RNA technology platform include genetic diseases (Duchenne muscular dystrophy), infectious diseases (Ebola and Marburg viruses), cardiovascular disease (restenosis) and other early discovery targets. Several of our antiviral programs, including H1N1 influenza, Ebola, Marburg, Junín and Dengue, have been or are currently funded by the U.S. government, and other governmental and non-governmental funding has supported our other programs.

We are an Oregon corporation headquartered at 3450 Monte Villa Parkway, Suite 101, Bothell, WA 98021. Our telephone number is (425) 354-5038. Our website address is www.avibio.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus.

This prospectus includes our trademarks and registered trademarks, including NeuGene®, Avicine®, Resten-NG®, Resten-CP™, and Oncomyc-NG™. Each other trademark, trade name or service mark appearing in this prospectus belongs to its holder

The Offering

Securities offered by us	21,126,761 units, each unit consisting of one share of common stock and a warrant to purchase 0.40 of a share of common stock.
Public offering price per unit	$1.42 per unit
Market for the warrants

There is no established public trading market for the offered Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.

Warrant agent	The Company will administer the warrants initially. Although it is not required to do so, it may subsequently elect to engage a warrant agent in the future.
Common stock to be outstanding immediately after this offering

106,861,754 shares, excluding 8,450,704 shares of common stock issuable upon exercise of the warrants and excluding all other outstanding options or warrants to acquire shares of common stock of the Company.

Over-allotment option

We have granted the underwriters an option for a period of 30 days to purchase, on the same terms and conditions set forth above, up to an additional 3,169,014 units, consisting of 3,169,014 shares of common stock and warrants to purchase 1,267,606 shares of our common stock, to cover overallotments.

Use of proceeds

We expect the net proceeds to us from this offering will be approximately $27.8 million, after deducting the underwriting discount and estimated offering expenses. We intend to use those net proceeds to fund our research and development efforts, including clinical trials for our proprietary product candidates, and for general corporate purposes, including working capital needs.

Description of the warrants

Each purchaser will receive a warrant to purchase 0.40 of a share of common stock for each share of common stock it purchases in the offering. The warrants are exercisable at an exercise price of $1.78 per share of common stock. The warrants are exercisable starting on February 25, 2010, and expire on August 25, 2014. For additional information regarding the warrants, see "Description of the Warrants" below.

Risk factors

See the "Risk factors" on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement (including Item 1A contained in Part I of our most recent Annual Report on Form 10-K and Item 1A contained in Part II of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009) for a discussion of factors to consider before deciding to purchase shares of our common stock.

Trading symbol	Our common stock is listed on the Nasdaq Global Market under the symbol "AVII"

The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of June 30, 2009, which was 85,725,709, and does not include, as of that date:

•
9,064,310 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $4.01 per share;

•
24,774,687 shares of common stock reserved for issuance upon the exercise of outstanding warrants with a weighted average exercise price of $4.18 per share; and

•
771,606 shares of common stock available for future grant under our 2002 Equity Incentive Plan, and 43,202 shares available for purchase under the 2000 Employee Stock Purchase Plan.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

Risk Factors

An investment in our common stock and warrants involves a high degree of risk. You should carefully consider the risks described below as well as under "Risk Factors" in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q as well as other information contained in this prospectus supplement and the accompanying prospectus, and incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, before investing in our common stock and warrants. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, manufacturing expenses, and potential acquisitions of companies and technologies that complement our business. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering, and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common shareholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of warrants, including rights to vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

 Description of the Warrants

Each unit will include a warrant to purchase 0.40 of a share of our common stock. The warrants will be issued in the form of warrant certificates, which will govern the rights of a holder of the warrants. The warrants are transferable separately from the common stock that is part of the unit. The warrant certificate has been filed as an exhibit to a Current Report on Form 8-K and is incorporated by reference into the Registration Statement. Capitalized terms not otherwise defined in this section have the meaning set forth in the warrant certificate. A copy of the warrant certificate may be obtained free of charge from us as described in the Prospectus under the heading "Incorporation by Reference."

The exercise price per share of common stock purchasable upon exercise of the warrant is $1.78 per share. The warrants will be exercisable by the holders at any time on or after February 25, 2010, and through and including August 25, 2014.

The warrants will, among other things, include provisions for the appropriate adjustment in exercise price of the warrants and the class and number of the common shares to be issued upon exercise of the warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of our common shares, the payment of stock dividends, our amalgamation, and certain rights offerings and other distributions to all holders of our common stock.

If, at any time while any of the warrants are outstanding:

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we, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person or entity,

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we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions,

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any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person or entity) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock,

•
we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, (each a "Fundamental Transaction"), then upon any subsequent exercise of a warrant, the holder will be entitled to receive for each share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of our shares, if we are the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of our common stock.

In the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, including, but not limited to, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall, at the warrant holder's option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase the warrant from such holder by paying to such holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of such holder's warrant on the date of the consummation of such Fundamental Transaction. "Black Scholes Value" means the value of such holder's warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100-day volatility obtained from the HVT function on Bloomberg L.P. ("Bloomberg") as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.

Absent a waiver by the Company, no holder will be permitted to exercise a warrant to the extent that, after giving effect to such exercise, such holder and its affiliates would beneficially own, in the aggregate, more than 4.99% of the total number of issued and outstanding shares of our common stock. However, upon a 61-day notice from the holder, such holder may increase this ownership limit to 9.99% of the total number of issued and outstanding shares of our common stock.

The common shares underlying the warrants, when issued upon exercise of a warrant, will be fully paid and non-assessable, and we will pay any transfer tax, transfer agent fee, or other incidental tax or expense incurred as a result of the issuance of common shares to the holder upon its exercise.

We are not required to issue fractional shares upon the exercise of a warrant. In lieu of any fractional share that would otherwise be issuable, we will pay the warrant holder cash equal to the product of such fraction multiplied by the closing price of one common share as reported on the applicable trading market. The holder of a warrant will not possess any rights as our shareholder until such holder exercises the warrant.

At any time in which the registration statement of which this prospectus is a part is effective after February 25, 2010, a warrant may be exercised upon delivery to us, prior to the expiry date of the warrant, of the exercise form found on the back of the warrant certificate completed and executed as indicated, accompanied by payment of the exercise price in immediately available funds for the number of common shares with respect to which the warrant is being exercised. At any time in which the registration statement of which this prospectus is a part is not effective after February 25, 2010 and prior to the warrant expiry date, by proper election on the exercise form a warrant may be exercised through a cashless exercise, in which event we will issue to the holder of the warrant a number of shares equal to the quotient obtained by dividing ((A-B) (X)) by (A), where:

  (A)
  =  the VWAP on the Trading Day immediately preceding the date on which a holder elects to exercise a warrant by means of a "cashless exercise," as set forth in the applicable Notice of Exercise;

  (B)
  =  the Exercise Price of the warrant, as adjusted; and

  (X)
  =  the number of shares of common stock that would be issuable upon exercise of the warrant in accordance with its terms if such exercise were by means of a cash exercise rather than a cashless exercise.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the common sock is then listed or quoted on a Trading Market, the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Trading Market on which the common stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the common stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the common stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the common stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by our board of directors.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements regarding our plans, expectations, estimates and beliefs. Such statements are "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on current expectations and are not guarantees of future performance. We caution you not to place undue reliance on these statements, which speak only as of the date on which the statement was made. Forward-looking statements in this prospectus supplement and the accompanying prospectus include, but are not necessarily limited to, those relating to:

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our intention to introduce new products,

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receipt of any required FDA or other regulatory approval for our products,

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our expectations about the markets for our products,

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acceptance of our products, when introduced, in the marketplace,

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our expectations about availability of government funding for certain projects,

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our future capital needs,

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results of our research and development efforts, and

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success of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in "Risk Factors" in the accompanying prospectus and detailed in our other SEC filings, including among others:

•
the effect of regulation by the FDA and other governmental agencies,

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delays in obtaining, or our inability to obtain, approval by the FDA or other regulatory authorities for our products,

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research and development efforts, including delays in developing, or the failure to develop, our products,

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uncertainty of government funding for certain projects,

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the development of competing or more effective products by other parties,

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the results of pre-clinical and clinical testing and our ability to conduct these tests,

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uncertainty of market acceptance of our products,

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problems that we may face in manufacturing, marketing, and distributing our products,

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our inability to raise additional capital when needed,

•
delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies, and

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problems with important suppliers and business partners.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and any subsequent prospectus supplement or incorporated by reference might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business.

 Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $27.8 million, based on a public offering price of $1.42 per unit, after deducting the underwriting discounts and commissions and our estimated offering expenses. If the underwriters exercise the over-allotment option in full, the net proceeds of the units we sell will be approximately $32.1 million.

We intend to use the net proceeds from this offering to fund our research and development efforts, including clinical trials for our proprietary product candidates, and for general corporate purposes, including working capital needs.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

 Dilution

If you purchase units of our common stock and warrants in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of outstanding shares of our common stock on that date. Investors participating in this offering will incur immediate, substantial dilution.

Our net tangible book value (unaudited) at June 30, 2009, was approximately $0.3 million, or $0.0039 per share, based on 85,725,709 shares of our common stock outstanding as of June 30, 2009. After giving effect to the sale of 21,126,761 units, which include 21,126,761 shares of common stock, by us at a public offering price of $1.42 per unit, less the estimated underwriting discount and estimated offering expenses we expect to pay, our net tangible book value (unaudited) at June 30, 2009, would have been approximately $17.7 million, or approximately $0.17 per share. This represents an immediate increase in the net tangible book value of $0.162 per share to existing stockholders and an immediate dilution of approximately $1.25 per share to investors in this offering. The following table illustrates this per share dilution (all amounts in the table below except for the public offering price have been rounded to the number of decimal places shown):

Public offering price per share		$1.42
Net tangible book value per share as of June 30, 2009	$0.0039
Increase in net tangible book value per share attributable to new investors	$0.162

As adjusted net tangible book value per share after this offering		$0.17
Dilution per share to new investors		$1.25

If the underwriters exercise in full their option to purchase 3,169,014 additional units, which include 3,169,014 shares of common stock, from us at a public offering price of $1.42 per unit, less the estimated underwriting discount and commissions and estimated offering expenses we expect to pay, our net tangible book value (unaudited) at June 30, 2009, would have been approximately $20.4 million, or $0.19 per share. This represents an immediate increase in the net tangible book value of $0.182 per share to existing stockholders and an immediate dilution of $1.23 per share to investors in this offering.

The information above is based on 85,725,709 shares of our common stock outstanding as of June 30, 2009 and does not include:

•
8,450,704 shares of common stock issuable upon the exercise of warrants being sold in this offering with a weighted average exercise price of $1.78 per share;

•
1,267,606 shares of common stock issuable upon the exercise of warrants with a weighted average exercise price of $1.78 per share that would be sold in this offering if the underwriters exercise in full their over-allotment option;

•
9,064,310 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $4.01 per share;

•
24,774,687 shares of common stock reserved for issuance upon the exercise of outstanding warrants with a weighted average exercise price of $4.18 per share; and

•
771,606 shares of common stock available for future grant under our 2002 Equity Incentive Plan, and 43,202 shares available for purchase under the 2000 Employee Stock Purchase Plan.

To the extent that any of these warrants or options are exercised, new options or other rights to acquire shares of our common stock are issued under our benefit plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

Material United States Federal Income Tax Considerations

The following is a summary of certain United States federal income tax considerations of the acquisition, ownership and disposition of our common stock and warrants issued pursuant to this offering. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, nor does it address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date of this offering. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who purchase our common stock and warrants issued pursuant to this offering and who hold our common stock and warrants as a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This discussion does not address all of the United States federal income tax consequences that may be relevant to a particular holder in light of such holder's particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation:

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financial institutions, banks and thrifts;

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insurance companies;

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tax-exempt organizations;

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"S" corporations, partnerships or other pass-through entities;

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traders in securities that elect to use a mark-to-market method of accounting;

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taxpayers subject to the alternative minimum tax;

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regulated investment companies and real estate investment trusts;

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broker-dealers or dealers in securities or currencies;

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United States expatriates and certain former citizens or long-term residents of the United States;

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corporations that accumulate earnings to avoid United States federal income tax;

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persons that own, or have owned, actually or constructively, more than 5% of our common stock;

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persons that hold our stock as a position in a "straddle," or as part of a synthetic security or "hedge," "conversion transaction," "constructive sale" or other integrated investment; or

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or U.S. holders (as defined below) that have a "functional currency" other than the United States dollar.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK AND WARRANTS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

For purposes of this discussion, a "U.S. holder" is a beneficial owner of common stock or warrants that is, for United States federal income tax purposes:

•
an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The term "non-U.S. holder" means a beneficial owner of common stock or warrants (other than a partnership) that is not a U.S. holder.

If an entity that is classified as a partnership for United States federal income tax purposes is a beneficial owner of common stock or warrants, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for United States federal income tax purposes and persons holding common stock or warrants through a partnership or other entity classified as a partnership for United States federal income tax purposes are urged to consult their own tax advisors.

Allocation of Purchase Price Between Common Stock and Warrants

Each holder that purchases an investment unit will receive both common stock and a warrant for a certain amount of our common stock. The purchase price for the investment unit will be allocated between the common stock and the warrant in proportion to their relative fair market values on the date that the investment unit is purchased by such holder. This allocation of the purchase price will establish a holder's initial tax basis for United States federal income tax purposes in its common stock and warrant.

Each holder should consult its own tax advisor regarding the allocation of the purchase price between the common stock and the warrant.

Summary of Tax Consequences with Respect to our Common Stock

U.S. Holders

Distributions on Our Common Stock.    If we make cash or other property distributions on our common stock, such distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under United States federal income tax principles. Any such dividends will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate U.S. holder that meets certain holding period and other requirements for the dividends-received deduction. For tax years beginning before 2011, non-corporate U.S. holders that received dividends on our common stock are eligible for a reduced rate of taxation if certain requirements are satisfied. Any distributions on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce the U.S. holder's tax basis in the common stock, and any amount in excess of the U.S. holder's tax basis will be treated as gain from the sale or exchange of the U.S. holder's common stock as described below.

Adjustments to the Number of Shares Underlying the Warrants and/or Exercise Price of the Warrants.    Certain adjustments to, or failure to adjust, the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of common stock to be treated as having received a distribution on the common stock, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Such a distribution would be taxable to holders as a dividend, return of capital or capital gain generally in accordance with rules discussed above under the heading "Distributions on Our Common Stock."

Sale, Exchange or Other Disposition of Our Common Stock.    Upon a sale, exchange or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash and the fair market value of other property received, and (ii) the U.S. holder's adjusted tax basis in the shares. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period with respect to such shares is more than one year at the time of the sale or other taxable disposition. Non-corporate U.S. holders may be eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting.    Information returns may be filed with the IRS in connection with payments or deemed payments of dividends on the common stock and the proceeds from a sale or other disposition of the common stock. A U.S. holder will not be subject to backup withholding tax on these payments if the holder provides its taxpayer identification number to the paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder's United States federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Dividends and Adjustments to the Number of Shares Underlying the Warrants and/or Exercise Price of the Warrants. Dividends paid to a non-U.S. holder of our common stock generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. Certain adjustments to, or failure to adjust, the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of common stock to be treated as having received a distribution on the common stock, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Any such deemed distribution would be subject to withholding tax to the same extent as an actual distribution.

To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a validly completed IRS Form W-8BEN (or applicable successor form) certifying, under penalty of perjury, such holder's qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of the dividend and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States and dividends paid on the common stock are effectively connected with such non-U.S. holder's United States trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a validly completed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder's United States trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net income basis at the regular graduated United States federal income tax rates in the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Sale, Exchange or Other Disposition of Our Common Stock.    Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•
the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a "United States real property interest" by reason of our status as a United States real property holding corporation, or USRPHC, for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder's holding period for our common stock. The determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests.

Gain described in the first bullet point above will be subject to United States federal income tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to tax as a sale of a USRPI if such class of stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder's holding period for such stock. Our common stock currently is "regularly traded" on an established securities market, although we cannot guarantee that it will be so traded in the future. If gain on the sale or other taxable disposition of our stock were subject to taxation under the exception described in the third bullet point above, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a U.S. person (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

Backup Withholding and Information Reporting.    Information returns may be filed with the IRS in connection with the payment or deemed payment of dividends on our common stock and the proceeds from a sale or other disposition of our common stock. A non-U.S. holder may be subject to U.S. backup withholding on these payments unless the holder complies with certification procedures to establish an exemption from backup withholding. The amount of any backup withholding from a payment to a non-U.S. holder generally will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Summary of Tax Consequences with Respect to the Warrants

U.S. Holders

Exercise of Warrants.    If a U.S. holder exercises a warrant with cash (the "Cash Exercise Option"), a U.S. holder should not be required to recognize income, gain or loss and the U.S. holder's tax basis in common stock received upon the exercise will equal the sum of (i) the U.S. holder's adjusted tax basis in the warrant at the time of exercise and (ii) the exercise price of the warrant (reduced by any tax basis allocable to a fractional share). The U.S. holder's holding period in the shares received under the Cash Exercise Option will commence on the day that the U.S. holder exercises the warrant and will not include the period during which the U.S. holder held the warrant. If a U.S. holder receives any cash in lieu of a fractional share of common stock, the rules described below under "Sale or Other Disposition of Warrants" will apply with respect to portion of the warrants that correspond to the fractional share.

Under certain circumstances, a U.S. holder may exercise its warrants through the cashless exercise option (the "Cashless Exercise Option"). In such a case, the tax consequences are not entirely clear under current tax law. The Cashless Exercise Option may be tax-free, either because the exercise is not a taxable exchange or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder's tax basis in the common stock received would equal the U.S. holder's tax basis in the warrant. If the Cashless Exercise Option were treated as other than a taxable exchange, a U.S. holder's holding period in the common stock would commence on the date of exercise of the warrant. If the Cashless Exercise Option were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that the Cashless Exercise Option could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised (i.e., the number of warrants equal to the number of common shares issued pursuant to the Cashless Exercise Option). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between such fair market value and the U.S. holder's tax basis in such warrants deemed surrendered. In this case, a U.S. holder's tax basis in the common stock received would equal the sum of such fair market value and the U.S. holder's tax basis in the remaining warrants exercised. A U.S. holder's holding period for the common stock would commence on the date of exercise of the warrant.

The tax consequences of holding and disposing of common shares acquired on exercise of a warrant are described under "Summary of Tax Consequences with Respect to Our Common Stock" above.

Holders of warrants should consult their own tax advisors as to the proper treatment of the exercise of such warrants.

Lapse of Warrants.    If a warrant expires without being exercised, a U.S. holder generally will recognize a capital loss in an amount equal to its tax basis in the warrant, subject to possible loss disallowance rules that may be applicable to U.S. holders that are treated as related to us. Such loss will be long-term capital loss if, at the time of the expiration, the Warrant has been held by the U.S. holder for more than one year. In addition, the deductibility of capital losses is subject to various limitations.

Sale or Other Taxable Disposition of Warrants.    Upon a sale or other taxable disposition of a warrant other than by exercise as described above, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash and the fair market value of other property received and (ii) the holder's adjusted tax basis in the warrant. Any capital gain or loss recognized will be long- term capital gain or loss if the holder's holding period for the warrant is more than one year at the time of such disposition. For tax years beginning before 2011, non-corporate U.S. holders may be eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Adjustments to the Number of Shares Underlying the Warrants and/or Exercise Price of the Warrants.    Certain adjustments to, or failure to adjust, the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of warrants to be treated as having received a distribution on the warrants, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Such a distribution would be taxable as a dividend, return of capital or capital gain in accordance with rules discussed above under "Summary of Tax Consequences with Respect to Our Common Stock—U.S. Holders—Distributions".

Backup Withholding and Information Reporting.    Information returns may be filed with the IRS in connection with deemed payments of dividends on our warrants and the proceeds from a sale or other disposition of the warrants. A U.S. holder will not be subject to backup withholding tax on these payments if the holder provides its taxpayer identification number to the paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder's United States federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Adjustments to the Number of Shares Underlying the Warrants and/or Exercise Price of the Warrants.    Certain adjustments to, or failure to adjust, the number of shares underlying the warrants and/or exercise price of the warrants may cause holders of warrants to be treated as having received a distribution on the warrants, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Any such deemed distribution would be subject to withholding tax to the same extent as an actual distribution.

Exercise or Sale of Warrants.    A non-U.S. holder should not recognize gain or loss on exercise of a warrant. Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to United States federal income tax on any gain recognized on the sale, exchange, redemption or other taxable disposition of a warrant unless:

•
such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•
we are or have been a "United States real property holding corporation," or a USRPHC, for United States federal income tax purposes.

Gain described in the first bullet point above will be subject to United States federal income tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a

USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future. If, however, we are or were to become a USRPHC, the United States federal income and withholding taxes relating to interests in USRPHCs nevertheless will not apply to gains derived from the sale or other disposition of warrants by a non-U.S. holder if the aggregate fair market value of the interests in us, including the warrants, treated as held by such non-U.S. holder is less than or equal to the fair market value of 5% of the shares of the regularly-traded class of our stock with the lowest fair market value, determined as of the date that such non-U.S. holder acquires our warrants. If the warrants were to be treated as regularly traded on an established securities market, such 5% test would be applied with respect to such warrants. No assurance can be given that we will not become a USRPHC, or that the warrants will be considered regularly traded, when a non-U.S. holder sells its warrants.

Information Reporting.    Information returns may be filed with the IRS in connection with deemed payments of dividends on our warrants and the proceeds from a sale or other disposition of the warrants. A non-U.S. holder may be subject to U.S. backup withholding on these payments unless the holder complies with certification procedures to establish an exemption from backup withholding. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated August 20, 2009, the underwriters have agreed to purchase, and we have agreed to sell to them the number of units of common stock and warrants indicated in the table below:

Name	Number of Units
Jefferies & Company, Inc.	14,788,733
JMP Securities LLC	6,338,028

Total	21,126,761

The underwriters are offering the units of common stock and warrants subject to their acceptance of the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the units offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the units if any such units are taken.

Commissions and Expenses

The underwriters have advised us that they propose to offer the units to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.047 per unit. After the offering, the public offering price and concession to dealers may be reduced by the underwriters. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The units are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table shows the public offering price, the underwriting discounts and commissions payable to the underwriters by us and the proceeds, before expenses, to us.

	Per Unit	Total
Public offering price	$1.420	$30,000,000
Underwriting discounts and commissions paid by us	$0.078	$1,650,000
Proceeds to us, before expenses	$1.342	$28,350,000

We estimate expenses payable by us in connection with the offering of units, other than the underwriting discounts and commissions referred to above, will be approximately $550,000, which includes $75,000 that we have agreed to reimburse the underwriters for the fees incurred by them in connection with this offering.

Option to Purchase Additional Units

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 3,169,014 additional units, consisting of an aggregate of 3,169,014 shares of common stock and warrants to purchase 1,267,606 shares of common stock, at the same price as they are paying for the units shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,897,500, or $0.078 per unit, and the total proceeds to us, before expenses, will be $32,602,500.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and liabilities arising from certain breaches by us of the underwriter agreement. We have also agreed to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares, options or warrants to acquire our common stock, or securities exchangeable or exercisable for or convertible into our common stock currently or hereafter owned by them either of record or beneficially, or publicly announce an intention to do any of the foregoing.

This restriction terminates after the close of trading of the shares on and including the 90 days after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either (i) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such an extension.

Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Our officers and directors have also agreed to waive any registration rights relating this offering for any shares of common stock owned of record or beneficially by them, including any rights to receive notice of the offering.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than the prospectus in electronic format, the information on the underwriters' websites and any information contained in any other website maintained by the underwriters are not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the units of common stock and warrants is completed, SEC rules may limit the underwriters from bidding for and purchasing shares of our common stock.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise make short sales of our common stock and may purchase our common stock on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. The underwriters may close out any short position by purchasing shares in the open market or by exercising their over-allotment option.

A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. A "stabilizing bid" is a bid for or the purchase of common stock on behalf of the underwriters in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of common stock. A "syndicate covering transaction" is the bid for or purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the representative will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

In the future, the underwriters and their affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. In March 2009, JMP Securities LLC received a fee as compensation for certain financial advisory services that it provided to us.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)  to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

(d)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of our common stock to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

(a)  are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

(b)  are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Order; or

(c)  to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Legal Matters

The validity of the units and certain other legal matters will be passed upon for us by Davis Wright Tremaine LLP, Portland, Oregon, our outside counsel. Latham & Watkins LLP, Costa Mesa, California is counsel for the underwriters in connection with this offering.

Experts

KPMG LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on KPMG LLP's report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 (No. 333-160922) under the Securities Act relating to the units offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.avibio.com. Our website is not a part of this prospectus supplement. You may also read and copy any document we file with the SEC at its public reference room, at 100 F Street, N.E., Washington, D.C. 20549.

 Information Incorporated by Reference

We are incorporating by reference in this prospectus supplement the documents that we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede this information.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is considered to be incorporated by reference in this prospectus supplement modifies or supersedes such statement.

We incorporate by reference the following documents that we have filed with the SEC:

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 10, 2009;

•
Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, filed May 11, 2009, and the quarter ended June 30, 2009, filed on August 10, 2009;

•
Our Current Reports on Form 8-K, filed on January 30, 2009, January 30, 2009, April 1, 2009, May 11, 2009, May 21, 2009, June 2, 2009, June 8, 2009, and July 31, 2009;

•
Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2009 Annual Meeting of Shareholders filed on April 14, 2009;

•
The description of our common stock set forth in Form 8-A filed on May 29, 1997.

In addition, we incorporate by reference into this prospectus all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and before we have sold all of the common stock to which the prospectus relates or the offering is otherwise terminated.

We will provide, upon written or oral request, to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost by writing to AVI BioPharma, Inc., Attention: Investor Relations, 3450 Monte Villa Parkway, Suite 101, Bothell, WA 98021, telephone: (425) 354-5038.

  Filed Pursuant to Rule 424(b)(3)
  Registration No. 333-160922

  PROSPECTUS

  $125,000,000

  AVI BioPharma, Inc.

  Common Stock
  Preferred Stock
  Debt Securities
  Warrants to Purchase Common Stock,
  Preferred Stock or Debt Securities

We may offer and sell from time to time in one or more offerings debt securities, shares of common stock, shares of preferred stock and warrants to purchase common stock, preferred stock or debt securities, up to a total public offering price of $125,000,000.

Our address is 4575 Research Way, Suite 200, Corvallis, Oregon 97333. Our telephone number is (541)753-3635.

Our common stock is quoted on the Nasdaq National Market under the symbol "AVII." The closing sales price of our common stock on the Nasdaq National Market on August 12, 2009 was $2.08 per share.

Each time we sell debt securities, shares of common stock, shares of preferred stock, or warrants to purchase common stock, preferred stock or debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Information Incorporated by Reference" before you make your investment decision.

We will sell the securities to or through underwriters or dealers, through agents, or directly to investors, or a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

Investing in our securities stock involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus, as well as in supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2009.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

SUMMARY

This summary highlights information about AVI BioPharma, Inc. Because this is a summary, it may not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus, including the information set forth under "Risk Factors," and the documents incorporated by reference in this prospectus.

 AVI BioPharma, Inc.

AVI BioPharma is a biopharmaceutical company specializing in the discovery and development of novel, RNA-based drugs targeting a range of diseases. References in this prospectus to "AVI," the "Company," we," "us" and "our" are to AVI BioPharma, Inc., an Oregon corporation.

As one of the emerging leaders in the fast growing field of RNA therapeutics, AVI has developed and optimized derivatives of its proprietary antisense chemistry (phosphorodiamidate morpholino oligomers or PMOs) that can be designed to target disease mechanisms through distinct mechanisms of action. Unlike other RNA therapeutic approaches, AVI's antisense technology has been used to directly target both messenger RNA (mRNA) and precursor messenger RNA (pre-mRNA) allowing for both down- and up-regulation of targeted genes or proteins. We believe that these broad capabilities give the Company a unique RNA-based technology platform and strong intellectual property position, both of which are the result of advances across several areas of science, including over 20 years of research and development work in chemistry and the Human Genome Project. Our patent estate includes 213 patents (foreign and domestic) issued to or licensed by us and 185 pending patent applications (domestic and foreign).

AVI is leveraging its discovery and development capabilities to build a pipeline of RNA-based therapeutic candidates to develop in collaboration with larger pharmaceutical and biotechnology partners. Current applications of AVI's RNA technology platform include genetic diseases (Duchenne muscular dystrophy), infectious diseases (Ebola and Marburg viruses), cardiovascular disease (restenosis) and other early discovery targets. Several of our antiviral programs, including H1N1 influenza, Ebola, Marburg, Junín and Dengue, have been or are currently funded by the U.S. government, and other governmental and non-governmental funding has supported our other programs.

We are an Oregon corporation headquartered at 4575 SW Research Way, Suite 200, Corvallis, Oregon 97333. Our telephone number is (541) 753-3635. Our website address is www.avibio.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus.

This prospectus includes our trademarks and registered trademarks, including NeuGene®, Avicine®, Resten-NG®, Resten-CP™, and Oncomyc-NG™. Each other trademark, trade name or service mark appearing in this prospectus belongs to its holder

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section entitled "Risk Factors" in any prospectus supplement as well as in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, both of which have been filed with the SEC and are incorporated herein by reference in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference herein before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements regarding our plans, expectations, estimates and beliefs. Such statements are "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on current expectations and are not guarantees of future performance. We caution you not to place undue reliance on these statements, which speak only as of the date on which the statement was made. Forward-looking statements in this prospectus supplement and the accompanying prospectus include, but are not necessarily limited to, those relating to:

•
our intention to introduce new products,

•
receipt of any required FDA or other regulatory approval for our products,

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our expectations about the markets for our products,

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acceptance of our products, when introduced, in the marketplace,

•
our expectations about availability of government funding for certain projects,

•
our future capital needs,

•
results of our research and development efforts, and

•
success of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in "Risk Factors" in the accompanying prospectus and detailed in our other SEC filings, including among others:

•
the effect of regulation by the FDA and other governmental agencies,

•
delays in obtaining, or our inability to obtain, approval by the FDA or other regulatory authorities for our products,

•
research and development efforts, including delays in developing, or the failure to develop, our products,

•
uncertainty of government funding for certain projects,

•
the development of competing or more effective products by other parties,

•
the results of pre-clinical and clinical testing and our ability to conduct these tests,

•
uncertainty of market acceptance of our products,

•
problems that we may face in manufacturing, marketing, and distributing our products,

•
our inability to raise additional capital when needed,

•
delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies, and

•
problems with important suppliers and business partners.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and any subsequent prospectus supplement or incorporated by reference might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business.

ABOUT THIS PROSPECTUS

This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the "SEC". By using a shelf registration statement, we may issue and sell to the public any part or all of the securities described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $125,000,000. The exhibits to our registration statement contain the text of certain contracts and other important documents we have summarized in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information," and "Information Incorporated by Reference."

We may sell the securities to or through underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See "Plan of Distribution" below. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

 RATIO OF EARNINGS TO FIXED CHARGES

We present below the ratio of our earnings to our fixed charges. Earnings consist of net loss plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and that portion of rental expense we believe to be representative of interest.

	Ratio of Earnings to Fixed Charges
		Year ended December 31,
	Three months ended March 31, 2009
		2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Coverage deficiency	$(927)	$(23,953)	$(27,168)	$(28,688)	$(18,206)	$(21,937)

 USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for research and development and general corporate purposes. We may also use a portion of the net proceeds to commercialize our products, or to acquire or invest in businesses, products and technologies that are complementary to our own or provide us with a strategic advantage. We may also issue the securities offered under this prospectus in connection with product license and supply agreements, research collaboration agreements and to our commercial vendors and suppliers in exchange for products and services. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

SECURITIES WE MAY OFFER

We may offer from time to time in one or more offerings debt securities, shares of common stock, shares of preferred stock and warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units consisting of one or more securities. We may offer up to $125,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

We describe below the common stock and preferred stock we may offer under this prospectus. The terms we summarize below will apply generally to any future common stock or preferred stock that we may offer. We will describe the particular terms of these securities in more detail in a prospectus supplement.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, of which 85,725,709 shares were issued and outstanding as of the date hereof. Each shareholder of record is entitled to one vote for each outstanding share of our common stock owned by that shareholder on every matter properly submitted to the shareholders for their vote. Subject to the satisfaction of the dividend rights of holders of any shares of preferred stock issued hereafter, holders of common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose. Subject to the payment of liquidation preferences to holders of any shares of preferred stock issued hereafter, holders of our common stock are entitled to receive, on a pro rata basis, all of our remaining assets available for distribution to the shareholders in the event of our liquidation, dissolution, or winding up. Holders of our common stock do not have any preemptive right to subscribe or purchase additional shares of any class of our capital stock. The preferences, limitations, relative rights and other terms of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our articles of incorporation allow us to issue, without shareholder approval, preferred stock having rights senior to those of our common stock. Our board is authorized, without further shareholder approval, to issue up to 20,000,000 shares of preferred stock, of which no shares are currently issued and outstanding, in one or more series and to fix and designate the preferences, limitations, relative rights and other terms of the preferred stock, including:

•
dividend rights;

•
conversion rights;

•
voting rights;

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terms of redemption; and

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liquidation preferences.

Our board of directors may fix the number of shares constituting any series of preferred stock and the designations of the series. We will fix the preferences, limitations, relative rights and other terms of the preferred stock of each series by the filing of articles of amendment relating to each series. We will specify the terms of the preferred stock in a prospectus supplement, including:

•
the maximum number of shares in the series and the distinctive designation;

•
the terms on which dividends will be paid, if any;

•
the terms on which the shares may be redeemed, if at all;

•
the liquidation preference, if any;

•
the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

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the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•
the voting rights, if any, on the shares of the series; and

•
any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We urge you to read the applicable articles of amendment and the description in the prospectus supplement. The prospectus supplement will contain a description of the U.S. federal income tax consequences relating to the preferred stock.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Transfer Agent

The transfer agent for our common stock is BNY Mellon Shareowner Services, Pittsburgh, Pennsylvania.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. Debt securities are secured or unsecured obligations to repay advanced funds. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. We filed the form for each type of indenture as an exhibit to the registration statement of which this prospectus is a part.

We will describe the particular terms of any debt securities we may offer in a prospectus supplement. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

General

We may issue debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payment on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

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the title and form of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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the person to whom any interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

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if applicable, the duration and terms of the right to extend interest payment periods;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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if applicable, that the debt securities are defeasible and the terms of such defeasance;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

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the subordination provisions that will apply to any subordinated debt securities;

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any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

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any addition to or change in the covenants in the indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. We will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default in the prospectus supplement. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

If applicable, we will describe the terms on which the debt holder may convert debt securities into or exchange them for common stock or other securities or property in the prospectus supplement. The conversion or exchange may be mandatory or may be at the debt holder's option. We will describe how to calculate the number of shares of common stock or other securities or property that the debt holder will receive upon conversion or exchange.

Subordination of Subordinated Debt Securities

We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

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the depositary is unwilling or unable to continue as depositary; or

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the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent the debt holder from transferring its beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. The ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name any other paying agents for the debt securities of a particular series in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

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the successor assumes our obligations under the debt securities and the indentures; and

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we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

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our failure to pay the principal of or any premium on any debt security when due;

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our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

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our failure to deposit any sinking fund payment when due;

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our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

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certain events of our bankruptcy, insolvency or reorganization; and

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any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

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the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

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the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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to fix any ambiguity, defect or inconsistency in the indenture; and

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

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extending the fixed maturity of the series of notes;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

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reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

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to maintain a registrar and paying agents and hold moneys for payment in trust;

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to register the transfer or exchange of the notes; and

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to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

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no event of default has occurred and continues to occur;

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in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

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in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

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we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of Oregon.

DESCRIPTION OF WARRANTS

Warrant to Purchase Common Stock or Preferred Stock

The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General.    We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement, including:

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the offering price, if any;

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the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

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if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

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the dates on which the right to exercise the stock warrants begins and expires;

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U.S. federal income tax consequences;

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call provisions, if any;

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the currencies in which the offering price and exercise price are payable; and

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if applicable, any antidilution provisions.

Exercise of Stock Warrants.    The holder may exercise a stock warrant by surrendering to the stock warrant agent the stock warrant certificate, which indicates the holder's election to exercise all or a portion of the stock warrants evidenced by the certificate. The holder must pay the exercise price by cash or check when the holder surrenders its stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If the holder exercises fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Shareholders.    Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as shareholders with respect to any meeting of shareholders, or to exercise any rights whatsoever as shareholders.

Warrants to Purchase Debt Securities

The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

General.    We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement, including:

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the offering price, if any;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

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if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

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if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

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the dates on which the right to exercise the debt warrants begins and expires;

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U.S. federal income tax consequences;

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whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

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the currencies in which the offering price and exercise price are payable; and

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if applicable, any antidilution provisions.

The holder may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which we will list in the prospectus supplement. The holder will not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, the holder will not receive payments of principal of and interest, if any, on the debt securities unless the holder exercises its debt warrant.

Exercise of Debt Warrants.    The holder may exercise debt warrants by surrendering to the debt warrant agent the debt warrant certificate, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to the holder the debt securities in authorized denominations in accordance with the holder's instructions and at its sole cost and risk. If the holder exercises fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to the holder a new debt warrant certificate representing the unexercised debt warrants.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. We will describe the terms of the offering of the securities in a prospectus supplement, including:

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the name or names of any underwriters, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters' compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (d) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Davis Wright Tremaine LLP, 1300 S.W. Fifth Avenue, 23rd Floor, Portland, Oregon 97201, will provide opinions regarding the authorization and validity of the securities. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements of AVI BioPharma, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.avibio.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

 INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

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Annual Report on Form 10-K for the year ended December 31, 2008;

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Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

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Current Reports on Form 8-K filed on January 30, 2009, January 30, 2009, March 10, 2009, April 1, 2009, May 11, 2009, May 21, 2009, June 2, 2009, June 8, 2009, July 31, 2009, and August 10 and

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The description of our common stock contained in our registration statement on Form 8-A filed on May 29, 1997.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

AVI BioPharma, Inc.
Investor Relations
4575 SW Research Way, Suite 200
Corvallis, OR 97333
Attn: Julie Rathbun
(541) 224-2575

21,126,761 Units

Common Stock

Warrants

Prospectus Supplement

Sole Book-Running Manager

Jefferies & Company

JMP Securities

August 20, 2009